We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Cubic Corporation Employees' Profit-Sharing Plan and the Cubic Appications, Inc. 401(k) Retirement Plan of our report dated November 29, 1995 with respect to the consolidated financial statements of Cubic Corporation included in its Annual Report on Form 10-K for th eyear ended September 30, 1995, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP
                                                    ___________________________
                                                        ERNST & YOUNG, LLP
San Diego, California
October 31, 1996